                                                                   EXHIBIT 10.10

                             ADVERTISING AGREEMENT
                             ---------------------


          This Agreement, effective as of October 15, 1996, is made and entered into by Digital City, Inc. ("DCI"), a Delaware corporation with its principal offices at 8619 Westwood Center Drive, Vienna, VA 22182, and Auto-By-Tel ("Advertiser"), with its principal offices or address at 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400.


                                INTRODUCTION
                                ------------

DCI is a subsidiary of America Online, Inc. that operates the Digital City(SM) brand service (the "DCI Service") which assembles, packages and markets local interactive consumer content and services for particular metropolitan or other local areas throughout the United States and the World through the America Online(R) Service ("AOL"), the World Wide Web and other distribution partners. Auto-By-Tel Inc. is an online marketing program that, among other things, assists consumers in buying or leasing new automobiles via electronic purchase requests on the Internet.

Advertiser wishes to include an advertising icon (the "Icon") consisting of logo identification and a prominent photo or graphic with caption on the Main screen, the Main Auto screen, and various other screens of the DCI Service markets listed in Exhibit C hereto (the "Markets") which, when activated, will provide access to an Advertiser site on the DCI Service (the "Advertising Site"). Advertiser's involvement with the Digital City web-site on the World Wide Web is not addressed in this contract and will be addressed at a later date when it becomes available.


                                    TERMS

       1. Duties of DCI.

          1.1 During the Term, DCI shall create and display the Icon and the Advertising Site. Subscribers to the DCI Service may click on the Icon in order to activate a link to the Advertising Site. The design, contents, rotation, and placement of the Icon and Advertising site shall be as mutually agreed upon by DCI and Advertiser and are specified in Exhibit A hereto.

          1.2  Exclusivity.

During the Term, DCI agrees that it will not sell advertising in any of the Markets to marketing programs where electronic new car lease or purchase requests are routed to a marketing company, to new car brokers or to automobile manufacturers. Exclusivity does not effect individual dealer or automobile manufacturer advertisements, used car sales, or classified sections of Digital City Markets. DCI subscribers may solicit price quotes by telephone or by email directly from automobile dealers and manufacturers provided that the advertising icon appearing on the DCI Service, if any, connected to such dealers and manufacturers does not directly invite DCI subscribers to receive a price quote. This Section 1.2 shall have no affect on advertising sold into the Markets prior to the commencement of this Agreement.

[*] Confidential Treatment has been requested for certain portions of this exhibit

          1.3 Advertiser will be given two keywords for promotion within the DCI Service. They are AUTOBYTEL and AUTO-BY-TEL.

          1.4  Overhead Account.  DCI shall grant [*] on AOL, for which the
               ----------------
standard subscription and usage charges will be waived during the Term ("Overhead Accounts") for the exclusive purpose of enabling Advertiser and its agents to perform Advertiser's duties under this Agreement. Advertiser shall be responsible for the actions taken under or through its Overhead Accounts, which actions are subject to (i) DCI's applicable rules and policies; (ii) any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any Overhead Account issued to Advertiser; and (iii) the AOL Terms of Service. Upon the termination of this Agreement, such Overhead Account, related screen names and any associated usage credits or similar rights, shall automatically terminate. DCI shall have no liability for loss of any data or content related to the proper termination of any such Overhead Account.

          1.5 Advertiser will be provided with a Plus Group to monitor the performance of the Advertising Site. A Plus Group is the traffic measurement system used to analyze online activity within the DCI Service. Nielsen audited traffic information will be provided as it becomes available.

          1.6 DCI is obligated to provide Production of [*] Rainman [*] for Advertiser which [*] the introduction of the product and links to the Advertiser web site.

          1.7 DCI will provide Advertiser with up to [*] production changes in artwork for the Icon at no cost. Subsequently, Advertiser will be subject to negotiated rates for production.

      2.  Duties of Advertiser.

          2.1 Advertiser is obligated to purchase each Market within [*] launch of such Market.

          2.2 Advertiser shall respond promptly and professionally to questions, comments, complaints and other reasonable requests from DCI subscribers regarding the Advertising Site.

          2.3 Advertiser will provide for the timely delivery of automotive price quotes to DCI consumers.

          2.4 Advertiser agrees to pay DCI according to section 5 below, "Revenues To DCI".

      3.  Rights of DCI.

          3.1 Advertiser agrees that (i) DCI has the right to market, display, transmit and promote the Advertising Site as provided above and (ii) subscribers to the DCI Service have the right

[*] Confidential Treatment Requested
to access and use the Advertising Site and the content and services contained therein (including any of the Advertiser's trademarks, trade names and service marks included within the Advertising Site).

          3.2 Subject to Sections 1.2 and 1.3, DCI will retain the right to distribute automotive content of all types in the DCI automotive areas online.

      4.  Performance Clause.

          4.1 The [*] of advertising will be given to Advertiser at [*]. The [*] will begin upon activation of the affinity button in each Market. The affinity button is a button on the welcome screen of America Online that links to local Digital City markets.

          4.2 After the [*] provided in Section 4.1 above, there will be a [*] "start up" period.

          4.3 In each Market, after the [*] period set forth in Sections 4.1 and 4.2 above has ended, a measurement figure of [*] will take effect for the remainder of the Term. If the [*] in which [*] Advertiser may terminate this Agreement by written notice to DCI [*] prior to the desired termination date. Advertiser will make verified "Purchase Request" figures available to DCI prior to any termination by Advertiser pursuant to this Section 4.3. For purposes of this Agreement, "Purchase Request" shall mean that a user of the DCI Service has requested a price quote online from Advertiser.

      5.  Revenue to DCI.

          5.1 Advertiser will pay to DCI according to the [*] as set forth in Exhibits B, C, and D.

          5.2 Advertiser will make a [*] payment of [*] for the first amounts due in respect of this Agreement upon execution of this Agreement.

          5.3 Advertiser will be billed for new Digital City markets at the beginning of the [*] month after the market has been activated.

      6. Confidential Information. Each Party acknowledges that all information disclosed pursuant to this Agreement, including the terms of this Agreement, shall be considered confidential (collectively, "Confidential Information"). Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement and for a period of [*] following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include materials or information that (i) are already, or

[*] Confidential Treatment Requested
otherwise become, generally known by third parties as a result of no act or omission of the disclosing party; (ii) subsequent to disclosure hereunder are lawfully received by the disclosing party from a third party having the right to disseminate the information and without restriction on disclosure; (iii) are generally furnished to others by any party without restriction on disclosure; (iv) were already known by the disclosing party and were not received from a third party in breach of that third party's obligations of confidentiality; (v) are required to be disclosed by applicable law, rule or regulation of any government or governmental agency or by court order; or (vi) are independently developed by the disclosing party without the use of Confidential Information.

      7. Term. The initial term of this Agreement is for [*] from execution date of the Agreement (the "Initial Term") and shall be automatically extended for an additional period equal to the length of the Initial Term (the "Renewal Term") unless this Agreement has been terminated in accordance with Section 4.3 or unless Advertiser notifies DCI in writing of its election to have the Agreement expire at least thirty (30) days in advance of the Initial Term.

      8. If Advertiser wishes to make any changes to the Icon, Advertiser must request such changes in writing. There will be one icon used for all Markets. Advertiser may change the Icon twice per month at no cost. Any changes must be approved by DCI.

      9. Advertiser represents and warrants that neither the Icon nor the Advertising Site in any respect: (i) infringes on any copyright, trademark, U.S. patent or any other proprietary right of any third party; (ii) violates any applicable law or regulation; or (iii) violates the Terms of Service of AOL.

      10. Each party shall promptly inform the other party of any event or circumstance, and shall provide such party with all relevant information, related to the Icon and/or Advertising Site which could reasonably lead to a claim, demand, or liability of or against such party/or its affiliates by any third party.

      11. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY ASPECT OF THE TRANSACTION DESCRIBED HEREIN. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR MORE THAN THE AMOUNTS PAID TO DCI BY ADVERTISER HEREUNDER.

      12. NEITHER PARTY MAKES AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE DCI SERVICE AND AOL OR ANY PORTION THERETO, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DCI SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (I) THE

[*] Confidential Treatment Requested

NUMBER OF PERSONS WHO WILL ACCESS THE ICON AND (II) ANY BENEFIT ADVERTISER MIGHT OBTAIN INCLUDING THE ICON WITHIN THE DCI SERVICE.

      13. Each Party will defend, indemnify, save and hold harmless the other party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable outside and in-house attorneys' fees ("Liabilities"), resulting from the indemnifying party's breach of any material obligation, duty, representation or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

      14. Either party may terminate this Agreement at any time in the event of a material breach of this Agreement by the other party.

      15. In addition, DCI shall have the right, at any time, to remove the Icon if DCI determines, in its sole discretion, that any part of the Icon or the Advertising Site violates the Terms of Service of AOL. In the event that DCI exercises its rights under this Section 15, DCI shall refund to Advertiser a pro rata portion of the fee which Advertiser has paid to DCI for display of the Icon.

      16. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, or partner of the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance. DCI reserves the right to review any press releases, advertising materials, etc, that mention DCI or include DCI's logo.

      17. Sections 6, 10, 11, 12, 13 and 16 shall survive the completion, expiration, termination or cancellation of this Agreement.

      18. This Agreement sets forth the entire agreement between the Parties, and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to any term, condition or other provision which is different from or in addition to the provisions of this Agreement, unless such change, amendment or modification of any provision of this Agreement is set forth in a subsequent written instrument duly signed by both Parties. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

      19. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


DIGITAL CITY, INC.                          AUTO-BY-TEL, INC.


By: /S/ RJ SMITH                            By: /S/ PETER R. ELLIS
    ---------------------------------           -------------------------------

Print Name: RJ SMITH                   Print Name: PETER R. ELLIS
            -------------------------              ----------------------------

Title: VICE-PRESIDENT/GENERAL MANAGER  Title: PRESIDENT
       ------------------------------         ---------------------------------

                                   EXHIBIT A
                           ICON AND ADVERTISING SITE
                           -------------------------

     1.   The Icon.

The Icon may consist of the Advertiser logo or another marketing icon that is mutually agreed upon by DCI and Advertiser. The Icon must fit the dimensions consistent with DCI screen format.

          Placement and Rotation

          A.   Digital City -Main Screens.

The Advertising Icon shall have placement on the Main screen of each Digital City Market for the equivalent of [*] of the front screen views for [*]

          B.   Digital City- Auto Screens.

The Advertiser Icon will have permanent placement on the Front Auto screens of Digital City for the duration of this Agreement in [*]

          C.   Integrated Marketing.

The Advertiser Icon will be incorporated into a rotation that provides placement on a variety of other screens throughout the Digital City service in each participating city for the duration of this contract. This will include exposure in the different sections of Digital City, headline slots, and mentions on the Digital City welcome screens.

     2.   The Advertiser site on AOL.

When clicked, the Advertiser Icon will link to an Advertiser page developed for the America Online environment. The design of this page will be determined and mutually agreed upon by the Advertiser creative staff and Digital City. This page will be produced by Digital City and will be integrated with the Advertiser web-site on the Internet. Additional pages must be approved by DCI. Upon mutual agreement and under a separate contract Advertiser will also be able to incorporate third party automotive information into the Advertising Site subject to Advertiser paying the DCI negotiated rates for production. DCI retains all rights to review and approve of the third party material and to distribute it's own third party automotive content in the DCI automotive areas; provided that any material appearing on the Advertising Site on the execution date of this Agreement shall be deemed to be approved by DCI.

[*] Confidential Treatment Requested

                                   EXHIBIT B

                                 COST BREAKDOWN
                                 --------------


[*]


[*] Confidential Treatment Requested

                                   EXHIBIT C

                         ROLL-OUT AND PRICING SCHEDULE
                         -----------------------------
[*]


[*] Confidential Treatment Requested

                                   EXHIBIT D

                                CONTRACT TOTALS
                                ---------------
[*]



[*] Confidential Treatment Requested